Exhibit 99.1

CONTACT

James Mead

Chief Financial Officer

-and-

Heidi Gillette

Investor Relations

(212) 594-2700

SL GREEN REALTY CORP. REPORTS

FOURTH QUARTER AND FULL YEAR 2013 FFO OF $1.42 AND $5.21 PER SHARE BEFORE TRANSACTION COSTS; AND EPS OF $0.39 AND $1.10 PER SHARE

Financial and Operating Highlights

•                  Fourth quarter FFO of $1.42 per share before transaction related costs of $0.04 per share compares with prior year FFO of $1.16 per share before transaction related costs of $0.02 per share.  Full year FFO of $5.21 per share before transaction related costs of $0.05 per share compares with prior year FFO of $5.35 per share before transaction related costs of $0.07 per share.  The prior year results reflect additional income of $67.9 million, or $0.73 per share, relating to profit from the recapitalization of 717 Fifth Avenue.

•                  Fourth quarter net income attributable to common stockholders of $0.39 per share compares with prior year net income of $0.22 per share.  Full year net income attributable to common stockholders of $1.10 per share compares with prior year net income of $1.74 per share.

•                  Combined same-store cash NOI increased 3.1 percent and 3.0 percent for the fourth quarter and full year, respectively, compared to the prior year.

•                  Increased the Company’s quarterly dividend by 52 percent to a new annual rate of $2.00 per share beginning with the fourth quarter dividend, which was paid in January 2014.

•                  Signed a total of 57 Manhattan office leases covering 3,391,447 square feet during the fourth quarter, inclusive of the 2,634,670 square foot extension with an affiliate of Citigroup, Inc.  The mark-to-market on the Citi extension was 12.8 percent and the mark-to-market on the remaining 756,777 square feet was 4.9 percent higher than the previously fully escalated rents on the same spaces.

•                  Manhattan same-store occupancy, before reclassifying 317 Madison Avenue, 331 Madison Avenue and 51 East 42nd Street to development, increased to 96.1 percent as of December 31, 2013, inclusive of leases signed but not yet commenced, as compared to 95.8 percent at September 30, 2013.

•                  Signed a total of 35 Suburban office leases covering 183,896 square feet during the fourth quarter. The mark-to-market on signed Suburban office leases was 1.3 percent higher in the fourth quarter as compared to the previously fully escalated rents on the same spaces.  Same-store occupancy for the Company’s Suburban portfolio increased to 82.1 percent, inclusive of leases signed but not yet commenced, at December 31, 2013 as compared to 81.2 percent at September 30, 2013.

Investing Highlights

•                  Formed a joint venture that acquired a 49-year leasehold interest covering the entire retail portion of 650 Fifth Avenue in Manhattan. The venture subsequently entered an agreement to buy out the lease of retailer Juicy Couture, accelerating the venture’s ability to reposition the building’s premier retail corner location.

•                  Closed on the sale of the Company’s joint venture interest in 27-29 West 34th Street in Manhattan for an allocated sales price of $70.1 million, and 21-25 West 34th Street in Manhattan for an allocated sales price of $114.9 million.

•                  Closed on the acquisition of an assemblage of retail development properties located on Fifth Avenue in Manhattan for $146.2 million.

•                  Originated new debt investments totaling $412.3 million in the fourth quarter, of which the Company retained $79.7 million at a weighted average current yield of 10.2 percent, all of which are directly or indirectly collateralized by New York City commercial properties.

Financing Highlights

•                  Issued 2.6 million shares of common stock, par value $0.01 per share, at a price of $95.94 per share, generating net proceeds of $248.9 million, after deducting offering expenses.

•                  Closed on a $300.0 million refinancing of the Company’s debt and preferred equity liquidity facility.

•                  Closed on a $79.2 million, 2.4 year loan extension of the mortgage at 16 Court Street in Brooklyn.

Summary

New York, NY, January 29, 2014 — SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $134.5 million, or $1.38 per share, after giving consideration to transaction costs of $3.6 million, or $0.04 per share, for the quarter ended December 31, 2013, compared to $107.2 million, or $1.14 per share, after giving consideration to transaction costs of $1.5 million, or $0.02 per share for the same quarter in 2012.  The Company also reported FFO of $491.6 million, or $5.16 per share, after giving consideration to transaction costs of $4.3 million, or $0.5 per share, for the year ended December 31, 2013, compared to $490.3 million, or $5.28 per share, after giving consideration to transaction costs of $6.6 million, or $0.07 per share, for the year ended December 31, 2012.  The prior year results reflect additional income of $67.9 million, or $0.73 per share, relating to profit from the recapitalization of 717 Fifth Avenue.

Net income attributable to common stockholders totaled $37.1 million, or $0.39 per share, for the quarter ended December 31, 2013, compared to $20.0 million, or $0.22 per share, for the same quarter in 2012.  Net income attributable to common stockholders totaled $101.3 million, or $1.10 per share, for the year ended December 31, 2013, compared to $156.0 million, or $1.74 per share, for the year ended December 31, 2012.

All per share amounts in this press release are presented on a diluted basis.

Operating and Leasing Activity

For the fourth quarter of 2013, the Company reported consolidated revenues and operating income of $374.7 million and $212.4 million, respectively, compared to $346.6 million and $177.8 million, respectively, for the same period in 2012. For the year ended December 31, 2013, the Company reported consolidated revenues and operating income of $1.5 billion and $818.0 million, respectively, compared to $1.4 billion and $823.5 million, respectively, for the year ended December 31, 2012.

Same-store cash NOI on a combined basis increased by 3.1 percent to $179.4 million for the quarter ended December 31, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 2.9 percent to $155.1 million and unconsolidated joint venture property same-store cash NOI increased 4.6 percent to $24.3 million.

Same-store cash NOI on a combined basis increased by 3.0 percent to $703.7 million for the year ended December 31, 2013 as compared to the same period in 2012.  Consolidated property same-store cash NOI increased by 3.0 percent to $608.5 million and unconsolidated joint venture property same-store cash NOI increased 2.6 percent to $95.2 million.

Manhattan same-store occupancy, after reclassifying 317 Madison Avenue, 331 Madison Avenue and 51 East 42nd Street to development, increased to 96.6 percent as of December 31, 2013, inclusive of 394,321 square feet of leases signed but not yet commenced, as compared to 95.1 percent at December 31, 2012 and 96.2 percent at September 30, 2013.

During the fourth quarter, the Company signed 57 office leases in its Manhattan portfolio totaling 3,391,447 square feet.  Fifteen leases comprising 262,148 square feet represented office leases that replaced previous vacancy. Forty-two leases comprising 3,129,299 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $47.66 per rentable square foot, representing an 11.4 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the fourth quarter was 14.3 years and average tenant concessions were 6.6 months of free rent with a tenant improvement allowance of $50.67 per rentable square foot.

During the year ended December 31, 2013, the Company signed 233 office leases in its Manhattan portfolio totaling 5,186,894 square feet with an average lease term of 11.8 years.  Of the 233 office leases signed, 137 leases comprising 4,349,246 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $51.07 per rentable square foot, representing a 9.5 percent increase over the previously fully escalated rents on the same office spaces.

In December 2013, the Company signed an agreement extending Citigroup’s triple-net lease covering 2,634,670 square feet at 388-390 Greenwich Street through December 31, 2035. The agreement includes an option for Citigroup to acquire the properties during the period from December 1, 2017 through December 31, 2020 for $2.0 billion.  The mark-to-market based on Citigroup’s cash rent in the extension period is 12.8 percent.

In December 2013, the Company signed a 20-year lease with Metro-North Commuter Railroad Company covering 265,903 square feet at 420 Lexington Avenue, also known as the Graybar Building.  The lease is comprised of a 133,503 square foot renewal plus an additional 132,400 square foot expansion.  The expansion required assembling 34 separate spaces as well as the relocation or recapture of 15 occupied tenant spaces.

In November 2013, the Company and partner, Jeff Sutton, signed an early renewal lease agreement with Prada for its New York City flagship store at 724 Fifth Avenue, keeping one of the world’s iconic fashion and accessory houses at this prime location through 2028 and taking advantage of the extremely strong demand for premier Fifth Avenue retail space.  Prada occupies a total of 15,540 square feet of retail space on four levels, along with another 5,200 square feet of office space on the fifth floor of the building.

In November 2013, the Company signed a long-term expansion lease with Infor, Inc., a leading provider of business application software, which more than doubles its footprint at 635-641 Avenue of the Americas. Infor’s expansion of 49,246 square feet covers 47 percent of the 635 Avenue of the Americas building and increases its commitment at the combined buildings to 92,246 square feet.

Same-store occupancy for the Company’s Suburban portfolio increased to 82.1 percent at December 31, 2013, inclusive of 46,736 square feet of leases signed but not yet commenced, as compared to 81.2 percent at December 31, 2012 and 81.2 percent at September 30, 2013.

During the fourth quarter, the Company signed 35 office leases in the Suburban portfolio totaling 183,896 square feet.  Nineteen leases comprising 98,153 square feet represented office leases that replaced previous vacancy. Sixteen leases comprising the remaining 85,743 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $32.74 per rentable square foot, representing a 1.3 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the fourth quarter was 6.6 years and average tenant concessions were 6.5 months of free rent with a tenant improvement allowance of $25.27 per rentable square foot.

During the year ended December 31, 2013, the Company signed 143 office leases in its Suburban portfolio totaling 902,151 square feet with an average lease term of 7.3 years.  Of the 143 office leases signed, 76 leases comprising 532,767 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated.  Those replacement leases had average starting rents of $30.77 per rentable square foot, representing a 3.1 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the fourth quarter included:

•                  Early renewal on 2,634,670 square feet with Citigroup for 15.0 years at 388-390 Greenwich Street bringing the remaining lease term to 22.0 years;

•                  Early renewal and expansion on 265,903 square feet with Metro North Commuter Railroad Company for 20.0 years at 420 Lexington Avenue bringing the remaining lease term to 22.1 years;

•                  New lease on 49,731 square feet with McKinsey & Company for 15.5 years at 711 Third Avenue;

•                  New lease on 49,246 square feet with Infor for 10.0 years at 635 Sixth Avenue increasing its commitment to 92,246 square feet;

•                  New lease on 30,108 square feet with Mount Kellet Capital Management LP for 10.0 years at 280 Park Avenue;

•                  New lease on 28,583 square feet with Kids Brands for 11.8 years at The Meadows; and

•                  New lease on 27,678 square feet with Charter Brokerage, LLC for 10.4 years at 125 Park Avenue.

Marketing, general and administrative, or MG&A, expenses for the quarter ended December 31, 2013 were $22.7 million, or 5.1 percent of total revenues including the Company’s share of joint venture revenue compared to $21.4 million, or 5.2 percent for the quarter ended December 31, 2012. MG&A expenses for the year ended December 31, 2013 were $86.2 million, or 5.0 percent of total revenues including the Company’s share of joint venture revenue compared to $82.8 million, or 5.1 percent for the year ended December 31, 2012.

Real Estate Investment Activity

In November 2013, the Company closed on the acquisition of a mixed-use residential and commercial property located at 315 West 33rd Street in Manhattan for $386.8 million. The 36-story, 492,987 square foot building, which was completed in 2012, includes 333 luxury rental apartments.  The commercial space, which is 100 percent leased at below-market rental rates, consists of 270,000 square feet and includes a 14-screen movie theater, five ground-level retail stores, two office suites and a 250 space parking garage.

In December 2013, the Company closed on the acquisition of an assemblage of three retail development properties on Fifth Avenue in Manhattan for $146.2 million.  This acquisition represents the first piece of the Company’s long-term strategy to create a 45,000 square foot retail development site on Fifth Avenue.

In December 2013, the Company formed a joint venture that acquired a 49-year leasehold interest covering the entire retail portion of 650 Fifth Avenue.  Subsequently, the joint venture entered into an agreement to buy out the remaining lease of retailer Juicy Couture, which will enable the joint venture to combine Juicy Couture’s existing basement, grade-level and second floor retail space with additional vacant space on the third-floor.  This will accelerate the partnership’s ability to reposition the building’s premier retail corner location.

In December 2013, the Company closed on the sale of its joint venture interest in a 15,600 square foot property located at 27-29 West 34th Street in Manhattan for an allocated sales price of $70.1 million.  The Company recognized a gain of $7.6 million on the transaction and retained its 50 percent interest in 61,403 square feet of development rights.

In January 2014, the Company closed on the sale of its joint venture interest in a 30,100 square foot property located at 21-25 West 34th Street in Manhattan for an allocated sales price of $114.9 million.  The Company retained its 50 percent interest in 91,311 square feet of development rights.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio totaled $1.3 billion at December 31, 2013.  During the fourth quarter, the Company originated new debt and preferred equity investments totaling $412.3 million, all of which are collateralized by New York City commercial properties, and recorded $114.7 million of principal reductions from investments that were sold or repaid. The debt and preferred equity investment portfolio had a weighted average maturity of 2.2 years as of December 31, 2013, excluding any extension options, and had a weighted average yield during the fourth quarter of 11.3 percent.

Financing and Capital Activity

In November 2013, the Company completed an offering of 2.6 million shares of its common stock, par value $0.01 per share, at a price of $95.94 per share. The Company received net proceeds of $248.9 million, after deducting offering expenses.

In December 2013, the Company closed on a $300.0 million refinancing of our debt and preferred equity liquidity facility with a one-year term and a one-year extension option. This facility, which is secured by select assets in the Company’s debt portfolio, bears interest ranging from 250 and 325 basis points over LIBOR, depending on the pledged collateral.  The new facility is significantly improved, providing an increase in maximum borrowing capacity, a lower interest rate, a higher advance rate and significantly more flexibility in making draws and repayments than the previous facility.  As of December 31, 2013, $91.0 million was outstanding on the facility.

In December 2013, the Company closed on a $79.2 million extension of the mortgage at 16 Court Street in Brooklyn.  The mortgage was extended to April 2016 and bears interest at 350 basis points over LIBOR with a LIBOR floor of 50 basis points.

Dividends

During the fourth quarter of 2013, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.50 per share of common stock, consistent with the previous announcement of a dividend increase in October 2013.  The dividend was paid on January 15, 2014 to stockholders of record on the close of business on December 31, 2013.  The new annual dividend of $2.00 represents a 52 percent increase over the prior period; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period October 15, 2013 through and including January 14, 2014, which was paid on January 15, 2014 to stockholders of record on the close of business on December 31, 2013, and reflects the regular quarterly dividend which is the equivalent of annualized dividend of $1.625 per share.

Conference Call and Audio Webcast

The Company’s executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 30, 2014 at 2:00 pm ET to discuss the financial results. Due to the extensive presentation made by the Company’s executive management team at its annual investor conference held on December 9, 2013, which addressed both past performance as well as guidance for 2014, the conference call will be limited to a question and answer session only.

The supplemental package will be available prior to the quarterly conference call on the Company’s website, www.slgreen.com, under “Financial Reports” in the Investors section. The webcast and accompanying slide presentation from the Company’s annual investor conference also are available on the Company’s website in the Investors section under “Event Calendar & Webcasts.”

The live conference will be webcast in listen-only mode on the Company’s website under “Event Calendar & Webcasts” in the Investors section and on Thomson’s StreetEvents Network. The conference may also be accessed by dialing 877.280.4961 using pass-code “SL Green.”

A replay of the call will be available through February 6, 2014 by dialing 888.286.8010 Domestic or 617.801.6888 International, using pass-code 86494799.

Company Profile

SL Green Realty Corp., New York City’s largest office landlord, is the only fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2013, SL Green owned interests in 92 Manhattan buildings totaling 44.4 million square feet. This included ownership interests in 27.8 million square feet of commercial buildings and debt and preferred equity investments secured by 16.6 million square feet of buildings. In addition to its Manhattan investments, SL Green holds ownership interests in 31 suburban buildings totaling 5.4 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey, along with three development buildings in the suburbs encompassing approximately 0.4 million square feet. The Company also has ownership interests in 28 properties encompassing 52 buildings totaling 3.7 million square feet in southern California.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212.594.2700.

Disclaimers

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on pages 12 through 13 of this release and in the Company’s Supplemental Package.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental revenue, net	$276,580	$264,411	$1,080,684	$1,062,682
Escalation and reimbursement	44,511	40,883	169,529	165,156
Investment and preferred equity income	49,956	31,500	193,843	119,155
Other income	3,651	9,805	25,021	35,736
Total revenues	374,698	346,599	1,469,077	1,382,729
Expenses:
Operating expenses (including approximately $6,158 and $18,728 (2013) and $4,874 and $17,274 (2012) of related party expenses)	74,610	70,719	293,514	292,392
Real estate taxes	57,207	52,591	218,832	209,337
Ground rent	10,160	11,296	39,926	37,866
Interest expense, net of interest income	82,795	82,108	330,215	329,897
Amortization of deferred financing costs	3,661	7,824	16,695	19,450
Depreciation and amortization	89,105	92,170	337,692	325,737
Loan loss and other investment reserves, net of recoveries	—	—	—	564
Transaction related costs, net of recoveries	3,268	1,227	3,987	5,625
Marketing, general and administrative	22,742	21,372	86,192	82,840
Total expenses	343,548	339,307	1,327,053	1,303,708
Income from continuing operations before equity in net income (loss) from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of investment in marketable securities, purchase price fair value adjustment, and gain (loss) on early extinguishment of debt	31,150	7,292	142,024	79,021
Equity in net income (loss) from unconsolidated joint ventures	5,669	(4,570)	9,921	76,418
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	7,538	19,277	3,601	37,053
Gain (loss) on sale of investment in marketable securities	—	2,703	(65)	4,940
Purchase price fair value adjustment	—	—	(2,305)	—
Gain (loss) on early extinguishment of debt	5	(6,978)	(18,518)	(6,978)
Income from continuing operations	44,362	17,724	134,658	190,454
Net income from discontinued operations	—	9,736	1,725	12,619
Gain on sale of discontinued operations	—	—	14,900	6,627
Net income	44,362	27,460	151,283	209,700
Net income attributable to noncontrolling interests in the Operating Partnership	(1,114)	(721)	(3,023)	(5,597)
Net (income) loss attributable to noncontrolling interests in other partnerships	(1,822)	1,202	(10,629)	(5,591)
Preferred unit distributions	(568)	(574)	(2,260)	(2,107)
Net income attributable to SL Green	40,858	27,367	135,371	196,405
Preferred stock redemption costs	—	—	(12,160)	(10,010)
Perpetual preferred stock dividends	(3,738)	(7,407)	(21,881)	(30,411)
Net income attributable to SL Green common stockholders	$37,120	$19,960	$101,330	$155,984

Earnings Per Share (EPS)
Net income per share (Basic)	$0.39	$0.22	$1.10	$1.75
Net income per share (Diluted)	$0.39	$0.22	$1.10	$1.74

Funds From Operations (FFO)
FFO per share (Basic)	$1.39	$1.14	$5.17	$5.30
FFO per share (Diluted)	$1.38	$1.14	$5.16	$5.28

Basic ownership interest
Weighted average REIT common shares for net income per share	94,003	90,481	92,269	89,319
Weighted average partnership units held by noncontrolling interests	2,827	3,266	2,735	3,207
Basic weighted average shares and units outstanding	96,830	93,747	95,004	92,526

Diluted ownership interest
Weighted average REIT common share and common share equivalents	94,321	90,745	92,531	89,666
Weighted average partnership units held by noncontrolling interests	2,827	3,266	2,735	3,207
Diluted weighted average shares and units outstanding	97,148	94,011	95,266	92,873

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2013	December 31, 2012
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$3,032,526	$2,886,099
Building and improvements	7,884,663	7,389,766
Building leasehold and improvements	1,366,281	1,346,748
Properties under capital lease	50,310	40,340
	12,333,780	11,662,953
Less accumulated depreciation	(1,646,240)	(1,393,323)
	10,687,540	10,269,630
Assets held for sale	—	4,901
Cash and cash equivalents	206,692	189,984
Restricted cash	142,051	136,071
Investment in marketable securities	32,049	21,429
Tenant and other receivables, net of allowance of $17,325 and $14,341 in 2013 and 2012, respectively	60,393	55,855
Related party receivables	8,530	7,531
Deferred rents receivable, net of allowance of $30,333 and $29,580 in 2013 and 2012, respectively	386,508	340,747
Debt and preferred equity investments, net of discounts and deferred origination fees of $18,593 and $22,341 and allowance of $1,000 and $7,000 in 2013 and 2012, respectively	1,304,839	1,348,434
Investments in unconsolidated joint ventures	1,113,218	1,032,243
Deferred costs, net	267,058	261,145
Other assets	750,123	718,326
Total assets	$14,959,001	$14,386,296

Liabilities
Mortgages and other loans payable	$4,860,578	$4,615,464
Revolving credit facility	220,000	70,000
Term loan and senior unsecured notes	1,739,330	1,734,956
Accrued interest payable and other liabilities	114,622	81,080
Accounts payable and accrued expenses	145,889	159,598
Deferred revenue	263,261	312,995
Capitalized lease obligations	47,671	37,518
Deferred land leases payable	22,185	20,897
Dividend and distributions payable	52,255	37,839
Security deposits	61,308	46,253
Liabilities related to assets held for sale	—	136
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	7,627,099	7,216,736

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	265,476	212,907
Series G Preferred Units, $25.00 liquidation preference, 1,902 issued and outstanding at both December 31, 2013 and 2012	47,550	47,550
Series H Preferred Units, $25.00 liquidation preference, 80 issued and outstanding at both December 31, 2013 and 2012	2,000	2,000

Equity
SL Green Realty Corp. stockholders’ equity:
Series C Preferred Stock, $0.01 par value, $25.00 liquidation preference, 7,700 issued and outstanding at December 31, 2012	—	180,340
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both December 31, 2013 and December 31, 2012	221,932	221,965
Common stock, $0.01 par value 160,000 shares authorized, 98,563 and 94,896 issued and outstanding at December 31, 2013 and December 31, 2012, respectively (inclusive of 3,570 and 3,646 shares held in Treasury at December 31, 2013 and December 31, 2012, respectively)	986	950
Additional paid-in capital	5,015,904	4,667,900
Treasury stock at cost	(317,356)	(322,858)
Accumulated other comprehensive loss	(15,211)	(29,587)
Retained earnings	1,619,150	1,701,092
Total SL Green Realty Corp. stockholders’ equity	6,525,405	6,419,802
Noncontrolling interests in other partnerships	491,471	487,301
Total equity	7,016,876	6,907,103
Total liabilities and equity	$14,959,001	$14,386,296

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
FFO Reconciliation:
Net income attributable to SL Green common stockholders	$37,120	$19,960	$101,330	$155,984
Add:
Depreciation and amortization	89,105	92,170	337,692	325,737
Discontinued operations depreciation adjustments	—	1,616	3,212	6,373
Joint venture depreciation and noncontrolling interest adjustments	13,399	13,417	51,266	35,593
Net income (loss) attributable to noncontrolling interests	2,936	(481)	13,652	11,188
Less:
Gain on sale of discontinued operations	—	—	14,900	6,627
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	7,538	19,277	3,601	31,264
Purchase price fair value adjustment	—	—	(2,305)	—
Depreciable real estate reserve, net of recoveries	—	—	(2,150)	5,789
Depreciation on non-rental real estate assets	505	243	1,509	940
Funds From Operations	$134,517	$107,162	$491,597	$490,255

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income (loss) from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of investment in marketable securities, purchase price fair value adjustment and gain (loss) on early extinguishment of debt	$31,150	$7,292	$—	$—

Equity in net income (loss) from unconsolidated joint ventures	5,669	(4,570)	5,669	(4,570)
Depreciation and amortization	89,105	92,170	20,943	21,911
Interest expense, net of interest income	82,795	82,108	20,477	21,540
Amortization of deferred financing costs	3,661	7,824	2,506	1,104
Gain (loss) on early extinguishment of debt	5	(6,978)	—	—
Operating income	$212,385	$177,846	$49,595	$39,985

Marketing, general & administrative expense	22,742	21,372	—	—
Net operating income from discontinued operations	—	2,488	—	—
Loan loss and other investment reserves, net of recoveries	—	—	—	—
Transaction related costs, net of recoveries	3,268	1,227	341	306

Non-building revenue	(49,251)	(36,306)	(6,197)	(3,768)
Equity in net (income) loss from unconsolidated joint ventures	(5,669)	4,570	—	—
(Gain) loss on early extinguishment of debt	(5)	6,978	—	—
Net operating income (NOI)	183,470	178,175	43,739	36,523	$227,209	$214,698

NOI from discontinued operations	—	(2,488)	—	—	—	(2,488)
NOI from other properties/affiliates	(15,644)	(11,686)	(17,998)	(11,672)	(33,642)	(23,358)
Same-Store NOI	$167,826	$164,001	$25,741	$24,851	$193,567	$188,852

Ground lease straight-line adjustment	1,292	2,186	—	—	1,292	2,186

Straight-line and free rent	(10,686)	(13,011)	(1,096)	(1,179)	(11,782)	(14,190)
Rental income — FAS 141	(3,319)	(2,377)	(333)	(440)	(3,652)	(2,817)
Same-store cash NOI	$155,113	$150,799	$24,312	$23,232	$179,425	$174,031

	Consolidated Properties		SL Green’s share of Unconsolidated Joint Ventures		Combined
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012	2013	2012
Operating income and Same-store NOI Reconciliation:
Income from continuing operations before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, gain (loss) on sale of investment in marketable securities, purchase price fair value adjustment and loss (gain) on early extinguishment of debt	$142,024	$79,021	$—	$—

Equity in net income from unconsolidated joint ventures	9,921	76,418	9,921	76,418
Depreciation and amortization	337,692	325,737	84,403	69,108
Interest expense, net of interest income	330,215	329,897	79,896	86,268
Amortization of deferred financing costs	16,695	19,450	9,637	3,859
(Loss) gain on early extinguishment of debt	(18,518)	(6,978)	—	10,711
Operating income	$818,029	$823,545	$183,857	$246,364

Marketing, general & administrative expense	86,192	82,840	—	—
Net operating income from discontinued operations	7,548	11,849	—	—
Loan loss and other investment reserves, net of recoveries	—	564	—	—
Transaction related costs, net of recoveries	3,987	5,625	356	960

Non-building revenue	(201,416)	(134,391)	(18,451)	(83,242)
Equity in net income from unconsolidated joint ventures	(9,921)	(76,418)	—	—
Loss (gain) on early extinguishment of debt	18,518	6,978	—	(10,711)
Net operating income (NOI)	722,937	720,592	165,762	153,371	$888,699	$873,963

NOI from discontinued operations	(7,548)	(11,849)	—	—	(7,548)	(11,849)
NOI from other properties/affiliates	(59,448)	(54,403)	(64,861)	(56,296)	(124,309)	(110,699)
Same-Store NOI	$655,941	$654,340	$100,901	$97,075	$756,842	$751,415

Ground lease straight-line adjustment	5,645	2,702	—	—	5,645	2,702

Straight-line and free rent	(47,963)	(56,249)	(3,186)	(2,842)	(51,149)	(59,091)
Rental income — FAS 141	(5,154)	(10,317)	(2,525)	(1,411)	(7,679)	(11,728)
Same-store cash NOI	$608,469	$590,476	$95,190	$92,822	$703,659	$683,298

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	December 31,
	2013	2012
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	23,240	24,282
Portfolio percentage leased at end of period	95.0%	94.3%
Same-Store percentage leased at end of period	95.1%	94.6%
Number of properties in operation	32	36

Office square feet where leases commenced during quarter (rentable)	3,327,835	290,108
Average mark-to-market percentage-office	11.6%	2.4%
Average starting cash rent per rentable square foot-office	$47.66	$56.96

(1)  Includes wholly-owned and joint venture properties.